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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                           LAIDLAW INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                                 98-0390488
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

       55 SHUMAN BLVD., SUITE 400
          NAPERVILLE, ILLINOIS                             60563
(Address of Principal Executive Offices)                 (Zip Code)


If this form relates to the                 If this form relates to the
registration of a class of                  registration of a class of
securities pursuant to Section 12(b)        securities pursuant to Section 12(g)
of the Exchange Act and is effective        of the Exchange Act and is effective
pursuant to General Instruction             Pursuant to General Instruction
A.(c), please check the following           A.(d), please check the following
box. [ ]                                    box. [X]


               Securities Act registration statement file number
                   to which this form relates:_______________
                                              (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                     Name of Each Exchange on Which
    to be so Registered                     Each Class is to be Registered
    -------------------                     ------------------------------

          NONE                                           NONE


Securities to be registered pursuant to Section 12(g) of the Act:

                         PREFERRED STOCK PURCHASE RIGHTS
                                (Title of class)


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     On June 23, 2003, in connection with the consummation of Laidlaw International, Inc.'s Third Amended Joint Plan of Reorganization, the Company declared a distribution of one right for each share of Common Stock, par value $.01 per share, of the Company outstanding at the close of business on July 3, 2003, pursuant to the terms of a Rights Agreement, dated as of June 23, 2003, by and between the Company and Wells Fargo Bank Minnesota, National Association, as rights agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 4.1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit B to the Rights Agreement.


ITEM 2. EXHIBITS

     Exhibit
     Number        Exhibit

     4.1 Rights Agreement, dated as of June 23, 2003, by and between Laidlaw International, Inc. and Wells Fargo Bank Minnesota, National Association, as rights agent (including a Form of Right Certificate as Exhibit A thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit B thereto) (filed as Exhibit 4.3 to the Form 8-K filed on July 9, 2003 and incorporated herein by references).


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        LAIDLAW INTERNATIONAL, INC.


                                        By:  /s/ Ivan R. Cairns
                                            ------------------------------------
                                            Name:  Ivan R. Cairns
                                            Title: Senior Vice President and
                                                   General Counsel


Date: July 16, 2003